STATE OF LOUISIANA

                            PARISH OF CALCASIEU

                          GROUND LEASE AGREEMENT


          This GROUND LEASE AGREEMENT ("Ground Lease") is entered into as of September 1, 1998, by and between PIM, LLC, a Louisiana Limited Liability Company, (the "Tenant"), and the LAKE CHARLES HARBOR & TERMINAL DISTRICT, a political subdivision of the State of Louisiana, located in Calcasieu Parish, Louisiana (the "District"),

                                WITNESSETH:

          WHEREAS, the DISTRICT is a deep water port and political subdivision of the State of Louisiana (the "State") exercising governmental powers of the State as delegated and authorized pursuant to the Louisiana Constitution and other statutory supplemental authorities thereof, acting by and through the Executive Director of the District, having its office and domicile at the Port of Lake Charles, Lake Charles, Louisiana; and

          WHEREAS, the Tenant is desirous of leasing land owned by the District for the construction and development of a facility for the use and occupancy of the Tenant for construction and operation of an off-shore oil exploration rig fabrication and refurbishing facility and related activity; and

          WHEREAS, the District desires to lease such land to the Tenant in order to develop the land with such a facility and thereby create and provide employment opportunities for the inhabitants of the Parish of Calcasieu (the "Parish"), which will add to the welfare and prosperity of the persons residing within the geographic limits of the District and the Parish; and

          WHEREAS, Tenant previously executed an Assignment of Ground Lease Agreement dated February 5, 1998 which assigned to Tenant, as of February 5, 1998, that Ground Lease Agreement dated September 16, 1997, between Professional Industrial Maintenance, LLC and the District, hereinafter referred to as "Prior Lease"; and

          WHEREAS, Tenant and the District desire to restate, amend and modify the Prior Lease with this Ground Lease Agreement effective as of the effective date of this Ground Lease Agreement.

          NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, the parties herein covenant and agree as follows:

          1. DEFINITIONS. As used in this Ground Lease, the terms "District," "Ground Lease," "Parish," "State," and "Tenant" shall have the meanings indicated above, and the following terms shall have the respective meanings indicated below:

          "Applicable Laws" shall mean all present and future laws, ordinances, orders, rules and regulations of all federal, state, parish, and municipal governments, departments, commissions, or offices, in each case having applicable jurisdiction over the Project Site, the District, or the Tenant.

          "District-Created Lien" means any lien, charge, or encumbrance arising or resulting directly from acts or omissions of the District.

          "District Improvements" means those improvements as described on Exhibit "3" to this Ground Lease.

          "Extended Term" means any five (5) year extension of this Ground Lease occurring after the Initial Term as provided in Section 3.1 hereof.

          "Ground Lease Commencement Date" means, as the area leased under the Prior Lease (the area previously leased by Professional Industrial Maintenance, LLC) of the project site, SEPTEMBER 1, 1998. As to the balance of the project site, the Ground Lease Commencement Date shall be those dates as certified by the District's consulting engineers, Meyer & Associates, Inc., that excess fill material, as described in Exhibit "3", has been removed and the area is available for occupancy for the Tenant. The project site will be made available in incremental areas that are made useable through the progress of the District's earth removal contractor.

          "Initial Term" means the first seven (7) years of the term of this Ground Lease, as provided in Section 3.1 hereof.

          "Impositions" means (i) all real or personal property taxes and assessments on the Tenant Improvements to be constructed on the Project Site (but not real property taxes and assessments on the Project Site itself, nor any income, transfer, gift, inheritance, estate, intangible personal property, corporation, or similar taxes imposed on the District by reason of its ownership of the Project Site or its interest in this Ground Lease), the personal property located on the Project Site and taxes, if any, imposed on the ground rent or other charges paid by the Tenant hereunder or on the Tenant's interest in or under this Ground lease, (ii) water and sewer rents, charges for public utilities, governmental excises, levies, license, impact and permit fees, and (iii) other governmental charges which at any time during the term of this Ground lease may be assessed, levied, confirmed, imposed upon or become due and payable in respect of or become a lien on the Tenant Improvements to be constructed on the Project Site or any part thereof or any appurtenance thereto.

          "Tenant Improvements" means the improvements as described on Exhibit "2" to this Ground Lease.

          "Lease Year" means a period of twelve (12) consecutive full calendar months. The first Lease year shall begin on the Ground Lease Commencement Date; provided, however, if said Ground Lease Commencement Date shall occur on other than the first day of a calendar month, then the first Lease Year shall commence upon the first day of the calendar month next following the Ground Lease Commencement Date. Each succeeding Lease Year shall commence upon the anniversary of the previous Lease Year.

          "Person" means and includes natural persons, corporations, general partnerships, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plans and Specifications" shall  have  the  meaning set forth in
Section 6.1 and Section 7.1.

          "Port" means the Port of Lake Charles in the Parish.

          "Project" means the construction and operation of an off-shore oil exploration/production fabrication and refurbishing facility on that property as described on Exhibit "1".

          "Project Site" means the real property designated as Parcels I and II consisting of approximately 50 acres and described specifically by the survey and legal description on Exhibit "1" of this Ground Lease upon which the Project will be located and which real property is owned by the District and leased by the District to the Tenant pursuant to this Ground Lease.

          "Road" means the roadway to be used by Tenant for ingress and egress to the Project Site which is to be maintained by the District as set forth on Exhibit "1" hereto.

          "Tenant's Property" means all machinery, equipment, furniture, and other personal property and all severable fixtures of any kind and neither at any time made, installed, fixed, or placed on, in, or to the Project Site, but shall not include docks, wharves, warehouses, buildings, or other structures or things deemed to be immovable.


          2.   GROUND LEASED PREMISES.

          2.1  DISTRICT'S   AGREEMENT   TO   LEASE.   Upon  the  terms  and
conditions hereinafter set forth, and in consideration of the payment of the rents and the prompt performance by the Tenant of the covenants and agreements to be kept and performed by the Tenant under this Ground Lease, the District does lease to the Tenant and the Tenant hereby leases from the District, the Project Site, consisting of Parcels I and II comprising of approximately 50 acres as provided in Exhibit "1". Reasonable egress and ingress from and to the Project Site sufficient to permit the Tenant to accomplish its purposes in connection with the Project shall be made available by the District to the Tenant, provided that (i) the exact route over waterways shall be subject to the reasonable control of the District; and (ii) vehicular access to the Project Site shall be limited to access over and across the Road.

          2.2 PROJECT SITE VARIANCE. Notwithstanding Section 2.1, Tenant and the District agree that the Project Site may be more or less than the area designated on Exhibit "1" depending upon the actual cost of and available monies for the District to remove excess fill material from the Project Site. Rent will be based upon the actual acreage from which excess fill material is removed (estimated to be 45 acres as shown on Exhibit "1").

          2.3 DESCRIPTION OF CONTEMPLATED TENANT IMPROVEMENTS. In consideration of, and as a material inducement to, the District's execution of this Ground Lease, the Tenant hereby agrees and shall be obligated to finance, construct, and maintain the Tenant Improvements, (Exhibit "2"), as provided in Section 6.

          2.4 DESCRIPTION OF CONTEMPLATED DISTRICT IMPROVEMENTS. In consideration of, and as a material inducement to, the Tenant's execution of this Ground Lease and contingent upon the District receiving $6 million from the State of Louisiana and $2 million from the Parish of Calcasieu as specified in Exhibit "3", the District agrees and shall be obligated to finance and construct the District Improvements as provided in Section 7. Upon completion, the Tenant shall maintain the District Improvements in accordance with Section 6.7.

          2.5 RIGHT OF WAY; ROAD. The District does hereby grant to the Tenant a non-exclusive easement and right-of-way over the Road for the term of this Ground Lease, however the use of such road shall be subject to the reasonable regulation of the District. The District shall maintain the Road at its own expense during the term of this Ground Lease.

          3.   TERM.

          3.1 INITIAL TERM AND EXTENSIONS. The Initial Term of this Ground Lease shall be seven (7) years, commencing at 12:01 a.m. on the Ground Lease Commencement Date and, unless sooner terminated as hereinafter provided, ending at 11:59 p.m. on the seventh (7th) anniversary of the last day of the month immediately preceding the Ground Lease Commencement Date, provided that if the Ground Lease Commencement Date is not the first day of a month, the Initial Term shall extend to 11:59 p.m. on the seventh (7th) anniversary of the last day of the month in which the Ground Lease Commencement Date occurs.

          In consideration of and conditioned upon Tenant being in full compliance with all terms and conditions set forth herein, the District hereby grants unto Tenant the option to lease the Project Site for two (2) additional five (5) year terms; the first of said terms commencing upon the expiration of the Initial Term and extending for a period of five (5) years, (hereinafter referred to as "first option term"), and the second of said terms commencing upon the expiration of the first option term for a period of five (5) years, (hereinafter referred to as "second option term").

          The option to lease the Project Site as set forth above must be exercised in each case, if at all, by written notice from the Tenant to the District on or before six (6) months prior to the expiration of the preceding lease term. Failure to timely exercise either, the first option term or the second option term, shall automatically terminate the right of Tenant to exercise its option to lease the Project Site in any subsequent lease term.

          All the terms and conditions of this lease shall be applicable to the first option term and the second option term, if any, and the rental shall be determined in accordance with the provisions outlined in Exhibit "4" attached hereto and made a part hereof.

          4.   RENT.

          4.1 RENT. The Tenant shall pay to the District as ground rent for the Project Site rent in the amounts set forth in Exhibit "4". Rent for any period of less than one month shall be apportioned based on the number of days in that month.

          4.2  DUE  DATE.   All  rental  payments  shall be made monthly in
advance and on the fifth working day of each month during the entire term of this Ground Lease.

          4.3 PLACE OF PAYMENT. Rent shall be payable at such place as the District may specify, by written notice to the Tenant, as hereinafter provided, from time to time.




          5.   NET LEASE; TAXES AND UTILITY EXPENSES; ROAD COSTS.

          5.1 NET LEASE. This Ground Lease is a net lease and it is agreed and intended that the Tenant shall pay or cause to be paid all operating costs and Impositions of every kind and nature whatsoever relating to the Project Site except as expressly otherwise provided in this Ground Lease. The Tenant shall pay to the District absolutely net throughout the term of this Ground Lease, the rent and other payments hereunder, free of any charge, assessments, Impositions, expenses, or deductions of any kind, and without abatement, deduction or set off, except as expressly otherwise provided in this Ground Lease.


          5.2  TAXES AND UTILITY EXPENSES.

          (a) Subject to Section 5.2(b) hereof, the Tenant shall pay or cause to be paid, before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all Impositions.

          (b) The Tenant shall bear the burden of and shall make timely remittances of all Impositions and shall file timely, with appropriate governmental units, all returns, statements, and reports legally required with respect thereto. The Tenant shall promptly remit to any governmental unit any such Imposition, unless the Tenant shall in good faith, with due diligence, and by appropriate judicial or administrative proceedings, contest the validity, applicability, or amount thereof. The Tenant shall give the District 10 days' prior written notice of the Tenant's intent to contest such Imposition. Any such contest shall be at the Tenant's sole cost and expense.

          (c) The Tenant, upon the request of the District, shall furnish to the District, within thirty (30) days after the date when an Imposition becomes delinquent if not paid, official receipts of the appropriate taxing authority or other evidence satisfactory to the District evidencing the payment thereof. The certificate, advice or bill of non-payment of such Imposition issued by the proper official designated by law to make or issue the same or to receive payment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making of such certificate, advice, or bill.

          (d) Except as expressly otherwise provided herein, nothing contained herein shall modify, amend, or constitute a waiver of, expressly or by implication, any applicable taxes or Imposition with respect to all or any portion of the Project or the operation thereof.



          5.3  UTILITY CONNECTIONS.   The  Tenant  shall be responsible for
obtaining, at its own cost, electricity, telephone and other utility service to the Project Site.


          6.   TENANT IMPROVEMENTS.

          The Tenant shall have the right and obligation to finance, construct, and install on the Project Site (in conformity with Section 6.1 hereof) the Tenant Improvements and such related improvements as are incidental thereto, all of which shall remain the property of the Tenant during the term of this Ground Lease. Tenant shall be responsible for all planning, engineering, construction or other cost related to the Tenant Improvements.

          6.1 CONFORMITY TO PLANS AND SPECIFICATIONS. A preliminary description of the Tenant Improvements is attached hereto as Exhibit "2". The Tenant Improvements shall be constructed and completed in substantial conformity with such preliminary description. All plans and specifications shall be prepared by the Tenant and submitted to the District for approval prior to commencement of construction of the Tenant Improvements by Tenant. The District shall have ten (10) working days to approve or disapprove such plan and specifications. Approval by the District of such plans and specifications shall not be unreasonably withheld. Substantial modifications or revisions to approved plans and specifications shall, in the same way, be submitted to the District for approval.

          6.2 FILING OF PLANS AND SPECIFICATIONS. Prior to commencing the construction of the Tenant Improvements, the Tenant shall file the final Plans and Specifications with the District. Promptly after receipt of any proper governmental approvals or permits, the Tenant shall supply to the District a complete copy of such final approvals and a photocopy of the required permits issued by the appropriate governmental agency.

          6.3 COMMENCEMENT OF CONSTRUCTION. Within twelve (12) months after the Ground Lease Commencement Date, the Tenant shall commence construction of the Tenant Improvements. The Tenant shall commence and proceed with due diligence to construct and build the Tenant Improvements, without any cost, expenses, charge, liability, or obligation to be borne by the District. The District shall be a named beneficiary of all payment and performance bonds obtained by the Tenant's general contractor for construction of the Tenant Improvements. Prior to commencement of construction of the Tenant Improvements, the Tenant shall obtain payment and performance bonds in the full amount of the cost of construction of the Tenant Improvements. The Tenant Improvements shall meet the following requirements:


               (a) The Tenant shall obtain the prior written approval by the District of any material modification to the Plans and Specifications, which approval shall not be unreasonably withheld, delayed or conditioned and the Tenant Improvements shall be constructed in substantial conformity with such Plans and Specifications; and

               (b) The Tenant Improvements shall be built in accordance with all applicable laws, ordinances, zoning regulations, rules and regulations of all federal, state, parish, municipal, or other governmental or public authorities and agencies having jurisdiction thereover.


          6.4 FAILURE TO COMPLETE. Failure to complete construction of the Tenant Improvements in substantial conformity with the Plans and Specifications prior to 18 months after the commencement of construction shall constitute an Event of Default under Section 16.1, provided that no such Event of Default shall be deemed to have occurred if the delay was primarily caused by the acts or omissions of a third party. Any delays in the completion of construction of the Tenant Improvements caused primarily by strike, lock-outs, labor disputes, wars, insurrections, riots, fires, acts of God, inability to obtain construction materials due to governmental regulations or interference, rationing, or other restrictions and conditions or causes unavoidable or reasonably beyond the control of the Tenant shall be deemed reasonable delays, and the time with which the Tenant shall complete the construction of said Tenant Improvements and the construction completion date shall be extended by the length of such delay.

          6.5 DISTRICT'S RIGHT TO INSPECT. Provided that the District shall not unreasonably interfere with the construction of the Tenant
Improvements, the District, it officers, representatives, agents, and employees shall have the right, at reasonable times and upon reasonable advance notice to the Tenant, to examine and inspect the Tenant Improvements in order that the District, its officers, representatives, agents, and employees may be able to determine that same substantially conforms to the Plans and Specifications, including without limitation, the right to observe or conduct reasonable tests of the Tenant Improvements to the extent necessary to determine such substantial conformity to the Plans and Specifications. If any test conducted by the District, its officers, representatives, agents, or employees under this Section 6.5 reveals that the Tenant Improvements are not in substantial conformity with the Plans and Specifications, the Tenant shall pay the costs of such test; otherwise, the cost of all such tests shall be at the District's expense.



          6.6 TENANT'S PROPERTY. All Tenant's Property shall at all times be and remain the sole property of the Tenant. The Tenant shall be obligated to remove Tenant's Property from the Project Site within 60 days after the expiration or termination of this Ground Lease provided the Tenant repairs any damage caused by such removal.

          6.7 MAINTENANCE OF TENANT IMPROVEMENTS. During the continuance of this Ground Lease, the Tenant will keep in reasonably good state of repair any and all property, open areas, sea walls, bulkheads, moorings, buildings, fixtures and building equipment that are brought or constructed or placed upon the Project Site by the Tenant, (Tenant Improvements) or which are placed upon the Project Site by the District (District Improvements), and the Tenant will repair such property as often as may be necessary in order to keep the Tenant Improvements in reasonably good repair and condition.

          6.8 SIGNS. The Tenant shall be permitted to place reasonable signs and other means of identification of its business on the Project Site so long as the same comply with applicable statutes, laws, and ordinances.

          6.9 ALTERATIONS. The Tenant shall be permitted to make improvements or alterations of the Project Site during the Initial and Extended Terms without the District's approval or consent as long as such alterations and improvements do not (a) alter the exterior appearance of the Tenant Improvements in any material respect, (b) impair the structural integrity of the Tenant Improvements, (c) violate any applicable statute, law, or ordinance, or (d) result in any change of the uses of the Project Site permitted by this Ground Lease.

          6.10 PREFERENCE TO LOUISIANA CONTRACTORS. Tenant, in construction of all Tenant Improvements, shall give preference to Louisiana contractors, sub-contractors and suppliers. A Louisiana contractor, sub-contractor or supplier shall be selected by Tenant in construction of Tenant Improvements if the price provided by such Louisiana contractor, sub-contractor or supplier does not exceed by more than five (5%) percent the cost of the lowest price provided by an out of state contractor, sub-contractor or supplier.

          "Louisiana contractor, sub-contractor or supplier" shall mean any person, partnership, company, corporation, association or limited liability company authorized and properly licensed to do business under the laws of the State of Louisiana for three (3) years prior to commencement of the Tenant Improvements and who has maintained its principle place of business in Louisiana for at lease three (3) years preceding the commencement of the work to be done on the Tenant Improvements.

          "Out of state contractor, sub-contractor, or supplier" shall mean any person, partnership, company, corporation, association or limited liability company who fails in any respect to meet the definition of a Louisiana contractor.

          All Louisiana and out of state contractors, sub-contractors and suppliers performing any work on the Tenant Improvements or supplying any materials or services for the Tenant Improvements shall be properly licensed and authorized to do business under the laws of the State of Louisiana.

          7.   DISTRICT IMPROVEMENTS.

          The District shall have the right and obligation to finance, construct, and install on the Project Site (in conformity with Section 7.1 hereof) the District Improvements and such related improvements as are incidental thereto, all of which shall remain the property of the District, subject to use by the Tenant pursuant to the terms of this Ground Lease, during the term of this Ground Lease.

          7.1 CONFORMITY TO PLANS AND SPECIFICATIONS. A preliminary description of the District Improvements is attached hereto as Exhibit "3". The District Improvements shall be constructed and completed in substantial conformity with such preliminary description. All plans and specifications shall be prepared by the District and submitted to the Tenant for approval prior to commencement of construction of the District Improvements by the District. The Tenant shall have ten (10) working days to approve or disapprove such plan and specifications. Approval by the Tenant of such plans and specifications shall not be unreasonably withheld. Substantial modifications or revisions to approved plans and specifications shall, in the same way, be submitted to the Tenant for approval.

          7.2 FILING OF PLANS AND SPECIFICATIONS. Prior to commencing the construction of the District Improvements, the District shall file the final Plans and Specifications with the Tenant. Promptly after receipt of any proper governmental approvals or permits, the District shall supply to the Tenant a complete copy of such final approvals and a photocopy of the required permits issued by the appropriate governmental agency.

          7.3 COMMENCEMENT OF CONSTRUCTION. Within ten (10) months after the Ground Lease Commencement Date, the District shall commence construction of the District Improvements. The District shall commence and proceed with due diligence to construct and build the District Improvements, without any cost, expenses, charge, liability, or obligation to be borne by the Tenant except as otherwise specified in this Ground Lease Agreement. Prior to commencement of construction of the District Improvements, the District shall obtain payment and performance bonds in the full amount of the cost of construction of the District Improvements. The District Improvements shall meet the following requirements:

               (a) The District shall obtain the prior written approval by the Tenant of any material modification to the Plans and Specifications, which approval shall not be unreasonably withheld, delayed or conditioned and the District Improvements shall be constructed in substantial conformity with such Plans and Specifications; and

               (b) The District Improvements shall be built in accordance with all applicable laws, ordinances, zoning regulations, rules and regulations of all federal, state, parish, municipal, or other governmental or public authorities and agencies having jurisdiction thereover.


          7.4 FAILURE TO COMPLETE. Failure to complete construction of the District Improvements in substantial conformity with the Plans and Specifications prior to 15 months after the commencement of construction shall constitute an Event of Default under Section 17.1, provided that no such Event of Default shall be deemed to have occurred if the delay was primarily caused by the acts or omissions of a third party. Any delays in the completion of construction of the District Improvements caused primarily by strike, lock-outs, labor disputes, wars, insurrections, riots, fires, acts of God, inability to obtain construction materials due to governmental regulations or interference, rationing, or other restrictions and conditions or causes unavoidable or reasonably beyond the control of the District shall be deemed reasonable delays, and the time with which the District shall complete the construction of said District Improvements and the construction completion date shall be extended by the length of such delay.

          7.5 TENANT'S RIGHT TO INSPECT. Provided that the Tenant shall not unreasonably interfere with the construction of the District Improvements, the Tenant, its officers, representatives, agents, and employees shall have the right, at reasonable times and upon reasonable advance notice to the District, to examine and inspect the District Improvements in order that the Tenant, its officers, representatives, agents, and employees may be able to determine that same substantially conforms to the Plans and Specifications, including without limitation, the right to observe or conduct reasonable tests of the District Improvements to the extent necessary to determine such substantial conformity to the Plans and Specifications. If any test conducted by the Tenant, its officers, representatives, agents, or employees under this Section 7.5 reveals that the District Improvements are not in substantial conformity with the Plans and Specifications, the District shall pay the costs of such test; otherwise, the cost of all such tests shall be at the Tenant's expense.

          7.6 MAINTENANCE OF DISTRICT IMPROVEMENTS. During the continuance of this Ground Lease, the Tenant will keep in reasonably good state of repair any and all property, open areas, sea walls, bulkheads, moorings, buildings, fixtures and building equipment that are brought or constructed or placed upon the Project Site by the District, (District Improvements) or which are placed upon the Project Site by the Tenant (Tenant Improvements), and the Tenant will repair such property as often as may be necessary in order to keep the District Improvements in reasonably good repair and condition.


          8.   TENANT'S SURRENDER OF PROJECT SITE.

          8.1 SURRENDER AT END OF GROUND LEASE. The Tenant shall and will on the last day of the Initial Term hereof, or if extended, on the last day of any Extended Term hereof, or upon any early termination of this Ground Lease, for any reason, surrender and deliver, without cost to the District, the Project Site and the Tenant Improvements or District Improvements thereon to the District and, except as provided in Section 14, in good condition and repair (in light of the age, construction, and nature thereof), less normal wear and tear, free and clear of any liens or encumbrances, except for District-Created Liens. The Tenant shall remove the Tenant's Property. The Tenant shall not be required to restore the Project Site to its condition prior to construction of the Tenant Improvements or District Improvements or to restore any alterations.

          8.2 DISTRICT NOT LIABLE. The District shall not be responsible for any loss or damage occurring to any real or personal property owned, leased, or operated by the Tenant, its agents, or employees, prior to or subsequent to the termination of this Ground Lease, other than, to the extent permitted by law, for such loss or damage occurring as a result of the willful misconduct of the District, its officers, representatives, agents, or employees or the District's misrepresentations or its breach of or default under this Ground Lease.


          9.   USE.

          9.1  NO UNLAWFUL ACTIVITIES.  The  Tenant  agrees not to make any unlawful use of the Project Site, Tenant Improvements or District Improvements, including without limitation, any use constituting a nuisance of the Project Site or to adjoining or neighboring property.


          9.2 PERMITTED USES. The Tenant covenants not to use or permit the Project Site to be used for any purpose other than (i) the construction and operation of the Project as provided herein, or (ii) such other uses as may be approved by the District in writing in connection with any consent given by the District to a sublease or assignment of the Tenant's rights hereunder. The District shall not unreasonably withhold, delay or condition its approval of such other use, it being understood that the District shall not be required to approve any such other use which shall be for an unlawful purpose, which permits use or occupancy in a manner which would in any way make void or voidable or impossible to obtain any insurance required to be furnished by the Tenant hereunder, which would constitute a public or private nuisance, which would violate any present or future, ordinary or extraordinary, foreseen or unforeseen, laws, regulations, ordinances, or requirements of any governmental authority having jurisdiction, including without limitation, any lawful limitations imposed on the District generally with respect to the permitted use by lessees of real property owned by the District or which proposed use is not maritime related.

          9.3  WASTE.   The  Tenant  shall  not  cause, allow, or suffer to
exist any waste of the Project Site or the Tenant Improvements or District Improvements.

          9.4 CONTINUOUS USE. The Tenant and District agree that the Project Site is located within a highly developed industrial area owned and operated by the District. The prime consideration of this lease agreement is the creation of jobs and economic development and the well being of the economy in the area. Therefore, Tenant shall, within eighteen (18) months of completion of the Tenant Improvements, take all reasonable steps to employ at least five hundred (500) full-time permanent workers and Tenant shall take all reasonable steps to maintain such permanent employees during the term of this lease.

          10.  INDEMNIFICATION.

          10.1 TENANT'S GENERAL AGREEMENT TO INDEMNIFY. The Tenant releases the District, its officers, representatives, employees, agents, successors and assigns, (individually and collectively, "District Indemnitee") from, assumes any and all liability for, and agrees to indemnify the District Indemnitee against all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses (including, without limitation, reasonable attorney's fees, engineers' fees, architects' fees, and the costs and expenses of appellate action, if any), imposed on, incurred by or asserted against the District Indemnitee or its interest in real property in the Project Site arising out of (i) the use or occupancy of the Project Site by the Tenant, its officers, representatives, agents, and employees, (ii) the construction or operation of the Project by the Tenant, its officers, representatives, agents, and employees, (iii) any claim arising out of the use, occupancy, operation, or construction of the Project Site by the Tenant, its officers, representatives, agents, and employees, and (iv) activities on or about the Project Site by the Tenant, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with the construction use, occupancy, operation, maintenance, or repair of the Project, the Improvements, or the Project Site by the Tenant, its officers, representatives, agents, and employees; provided, however, that any such claim, liability, obligation, damage or penalty arising solely as a result of the negligence or willful misconduct of the District Indemnitee shall be excluded from this indemnity. The indemnity provided in this section shall include within its scope any liability imposed by law on the District on a strict liability theory as landowner for physical defects in the Project Site (except for environmental contamination or conditions existing prior to the Ground Lease Commencement Date as provided in the Professional Industrial Maintenance, LLC, lease), it being the intention of the parties for Tenant to assume liability for such defects in the Project Site during the term of this Ground Lease or the term of the Professional Industrial Maintenance, LLC lease. This section shall include within its scope but not be limited to any and all claims or actions for wrongful death, but any and all claims brought under the authority of or with respect to any local, state, or federal environmental statute or regulation shall be covered by Section
10.2 and not this Section 10.1.

          10.2 TENANT'S ENVIRONMENTAL INDEMNIFICATION. The Tenant agrees that it will comply with all environmental laws and regulations applicable to the Tenant, including without limitation, those applicable to the use, storage, and handling of hazardous substances in, on, or about the Project Site. The Tenant agrees to indemnify and hold harmless each of the District Indemnitee against and in respect of, any and all damages, claims, losses, liabilities, and expenses (including, without limitation, reasonable attorneys, accounting, consulting, engineering, and other fees and expenses), which may be imposed upon, incurred by, or assessed against any of the District Indemnitee by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of: (a) the Tenant's breach of the covenant set forth above in this Section 10.2 or (b) any environmental condition of contamination on the Project Site or any violation of any federal, state, or local environmental law with respect to the Project Site first occurring after the Ground Lease Commencement Date provided for in the Professional Industrial Maintenance LLC lease and caused by the Tenant's operations or facilities.

          10.3 BURDEN OF PROOF. The Tenant, at its own cost, shall cause to be conducted a Phase I and, if required by the results of the Phase I assessment, a Phase II environmental assessment of the Project Site prior to the commencement of construction of the Tenant Improvements and a copy of all written reports issued in connection with such assessment shall be given to the District within five (5) days of completion. If, as a result of such assessments, environmental contamination of the Project Site is discovered, such contamination shall be deemed to have existed prior to the Ground Lease Commencement Date provided in the Professional Industrial Maintenance, LLC lease. Any condition of environmental contamination discovered on the Project Site after the completion of the environmental assessments (Phase I and Phase II) shall be presumed, for purposes of the Tenant's agreement to indemnify the District Indemnitee, to have been caused by the Tenant's operations or facilities, unless the Tenant can demonstrate, by a preponderance of the evidence, that (i) such condition originated off the Project Site, or (ii) such condition was not caused by the Tenant's operations or facilities. The provision of this Section 10.3 are intended only to allocate the burden of establishing causation between the Tenant and the District with respect to environmental contamination discovered before and after the Ground Lease Commencement Date. In no event shall any third party other than the District Indemnitee and the Tenant Indemnitee be entitled to any benefit, reliance, or presumption based on the provisions of causation or liability of either party with respect to any environmental contamination of the Project Site.

          10.4 SURVIVAL OF INDEMNITIES. The foregoing indemnities shall survive the term and shall be in addition to any of the District's or the Tenant's obligations for breach of a representation or warranty.


          11.  INSURANCE.

          11.1 PUBLIC LIABILITY. The Tenant agrees to carry or cause to be carried public liability insurance with respect to the Project Site and the uses and activities of the Tenant thereon in the minimum combined single limit amount of Two Million dollars ($2,000,000) for the death of or personal injury to one or more persons and for property damage for each occurrence in connection with the Project Site and the use thereof or activities of the Tenant thereon, and same shall include the District as an additional named insured with respect to any matters arising out of this Ground Lease or arising out of the District's ownership of the Project Site. Such insurance policy shall contain a provision or be accompanied by a certificate or endorsement to the effect that the insurance company shall not cancel or materially modify such policy without first giving written notice thereof to the District at least thirty (30) days in advance of such cancellation to material modification. At the District's request, the Tenant shall promptly provide to District certificates evidencing such insurance and shall furnish copies of such policies to the District. The District may change by reasonable amounts, consistent with prevailing commercial practices in the Port of Lake Charles, the limits of insurance coverage required by this Section 11.1 upon ninety (90) days written notice to the Tenant stating such changed limits of coverage and the reasons for the change.

          11.2 WORKERS' COMPENSATION. The Tenant further covenants and agrees, at its expense, to take out and maintain at all times, all necessary workers' compensation insurance covering all persons employed by the Tenant in and about the Project Site to the extent required by Applicable Laws.

          11.3 QUALIFICATION FOR INSURER. All insurance policies required above shall be issued by companies authorized to do business under the State of Louisiana, and be rated no less than "B" as to management, and no less than "Class V" as to financial strength by the latest edition of Best's Insurance Guide, published by A. M. Best Company, Oldwick, New Jersey, or an equivalent rating agency, subject to the approval of the District. Alternatively, Tenant may elect to be self-insured subject to the approval of the District, which approval shall not be unreasonably withheld.

          11.4 WAIVER OF SUBROGATION. As a part of the consideration of this Ground Lease, each of the parties hereby releases the other from all liability for damage due to any act or neglect of the other party which is the result of fire or other casualty to the extent covered by any insurance policy; provided, however, the releases herein contained shall not affect the rights of either party under this Ground Lease to be paid insurance proceeds received by the other or apply to loss or damage resulting from the willful or premeditated acts of either of the parties hereto, their agents or employees; and provided further, nothing in this paragraph shall be interpreted as or have the effect of relieving or modifying any obligation of any insurance company and shall be void if and to the extent it would have such effect. Any party required by this Ground Lease to maintain any casualty insurance shall make reasonable attempts to obtain the written consent to this waiver of subrogation from its insurer.



          12.  LIENS AND MORTGAGES.

          12.1 PROHIBITION OF LIENS AND MORTGAGES. The Tenant shall not create or permit to be created or to remain in connection with the Project, the Project Site, or the Tenant's activities thereon, any liens or mortgages against any property interest of the District, and the Tenant shall discharge any lien, encumbrance, or charge (levied on account of any Imposition or any mechanics', laborers', or materialmen's lien or security agreement) which might be or become a lien, encumbrance, or charge upon the District's interest in the Project Site or any part thereof in accordance with Section 12.2 hereof.

          12.2 DISCHARGE OF LIENS. If any mechanics', laborers', or materialmen's lien (other than a District-Created Lien) shall at any time be filed against the District's interest in the Project Site or any part thereof in connection with the Project or the Tenant's activities thereon, the Tenant, within 30 days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Tenant does not contest such lien and shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy of the District hereunder, the District may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event the District shall be entitled, if the District so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor with interest, attorneys' fees, costs, and allowances. Any amount so paid by the District and all costs and expenses incurred by the District in connection therewith, including reasonable attorneys' fees together with interest thereon at one percent (1%) per annum above the prime rate of interest quoted from time to time by Bank of America, New York, as Bank of America's Prime Rate, from the respective dates of the District's making of the payment or incurring of the cost and expense, shall constitute additional rent payable by the Tenant under this Ground Lease and shall be paid by the Tenant to the District within fifteen (15) days of written demand therefor.

          12.3 DISTRICT NOT LIABLE FOR MECHANIC'S LIENS. Nothing herein contained shall be deemed or construed in any way to constitute the consent of or request by the District, express or implied, to a contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Project Site, the Tenant Improvements or District Improvements or any part thereof. NOTICE IS HEREBY GIVEN THAT THE DISTRICT SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE TENANT UPON CREDIT AND THAT NO MECHANIC'S OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE REVERSIONARY OR OTHER INTEREST OF THE DISTRICT IN AND TO THE PROJECT SITE AND THE TENANT IMPROVEMENTS OR DISTRICT IMPROVEMENTS THEREON.

          12.4 CONSENT TO GROUND LEASEHOLD  MORTGAGES.   The Tenant may not
encumber without the District's consent, the Ground Lease or any interest connected to the Ground Lease.


          13.  ENTRY ON PREMISES BY DISTRICT, ETC.

          13.1 ENTRY ON PREMISES. In addition to such rights of entry as are granted to the District pursuant to Section 6.5 hereof, the Tenant shall permit the District and its authorized representatives to enter the Project Site during normal business hours upon reasonable notice, which shall be no less than twenty-four (24) hours in advance, for the purposes of inspecting the Project Site and verifying compliance by the Tenant with the Terms of this Ground Lease.


          13.2 SHOWINGS. The District shall have the right to enter the Project Site at reasonable times during usual business hours for the purpose of showing the same to prospective tenants, purchasers, or mortgagees of the Project Site and Tenant Improvements or District Improvements.


          14.  DESTRUCTION BY FIRE OR OTHER CASUALTY.

          If Tenant Improvements erected on the Project Site shall be destroyed or so damaged by fire or any other casualty whatsoever, not due to the willful misconduct of the Tenant, where repair or restoration cannot be reasonably accomplished within one hundred and twenty (120) days of the date of such fire or casualty, the Tenant, by written notice to the District accompanied by a certified copy of a resolution of the Board of Directors of the Tenant to such effect, may, at its election, decide not to restore nor reconstruct the Tenant Improvements and cancel this Ground Lease. In the event that the Tenant so decides not to restore or reconstruct the Tenant Improvements and cancel this Ground Lease, the Tenant shall notify the District thereof in writing and shall proceed with due diligence to demolish and remove any ruins or rubble remaining on the Project Site at the Tenant's sole cost and expense, so as to return the Project Site as nearly as reasonably practicable to the condition thereof upon completion of the District Improvements. Any such cancellation of this Ground Lease shall be effective as of the date the Tenant completes such demolition and removal work, and all unaccrued liability of the Tenant hereunder shall thereupon terminate.

          15.  RESTRICTION ON ASSIGNMENTS AND TRANSFERS.

          The Tenant shall not assign this Ground Lease, in whole or in part, or sublet all or any portion of the Project Site, without the consent of the District, which consent shall not be unreasonably withheld, delayed or conditioned. The District agrees that any portion of the Project Site may be subleased by the Tenant so long as the Tenant continues to be responsible for the performance of all of its obligations under this Ground Lease and the sublessee's intended use of the Project Site is consistent with those uses permitted of the Tenant hereunder or is otherwise approved by the District. In addition, the District acknowledges that no approval or consent shall be required in connection with an assignment of this Ground Lease for security purposes for any financing permitted hereby, or which is to any entity which controls, is controlled by, or under common control with, the Tenant, or is a result of any merger or acquisition of the Tenant so long as the surviving entity is fully responsible for all of the obligations of the Tenant hereunder.


          16.  EVENTS OF DEFAULT OF TENANT.

          If any one or more of the following events shall happen and not be remedied as herein provided an Event of Default shall be deemed to have occurred:

          16.1 BREACH OF SPECIAL COVENANTS. Subject to the provisions of Sections 24 and 6.4, if the Tenant shall fail to commence construction of the Tenant Improvements when required pursuant to Section 6.3 or fail to substantially complete construction when required pursuant to Section 6.4.

          16.2 BREACH OF COVENANT. If default shall be made by the Tenant in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Ground Lease other than those referred to in the foregoing Section 16.1, and such default shall continue for a period of thirty (30) days after written notice thereof from District to the Tenant specifying the nature of such default and the acts required to cure the same, or, in the case of a default or a contingency which cannot with due diligence be cured within such period of thirty (30) days, the Tenant fails to proceed with all due diligence within such period of thirty (30) days, to commence cure of the same and thereafter to prosecute the curing such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of the Tenant within which to cure same shall be extended for such period as may be necessary to complete the same with all due diligence).

          16.3 DISTRICT'S REMEDIES. CURE.

          (a) RIGHT TO TERMINATE. Upon the occurrence of an Event of Default, the District may give written notice to the Tenant stating that this Ground Lease and the term hereby demised shall expire and terminate on the date specified by such notice, and this Ground Lease, the term hereby demised, and the rights of the Tenant under this Ground Lease shall expire and terminate unless such default is fully remedied in a timely manner and all arrears of rent, and all other amounts payable by the Tenant under this Ground Lease, in each case within sixty (60) days from the date of such notice, together with interest thereon at the rate of twelve percent (12%) per annum from the time when the same became due and payable, and all costs and expenses reasonably incurred by or on behalf of the District as a result of the Event of Default, including reasonable attorneys' fees, shall have been fully and promptly paid by the Tenant to the District and all other defaults shall have been fully cured and made good or cured to the reasonable satisfaction of the District, in either of which events the consequences of such Event of Default shall be deemed to be annulled.

          (b) RIGHT TO CURE. Upon the occurrence of an Event of Default, the District may take whatever actions are reasonably necessary to cure such Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others, purchasing the required goods or services and procuring necessary insurance or performance bonds. The Tenant shall be responsible for all costs, including attorney's fees and the fees of other professionals, reasonably incurred by the District pursuant to this Section and such costs shall be billed to the Tenant in addition to any and all rent due hereunder. The Tenant shall pay all such additional costs and charges within fifteen (15) days after billing by the District.

          (c) INJUNCTIONS AND DAMAGES. Upon the occurrence of any Event of Default hereunder, the District at any time thereafter shall have the right to enjoin such breach and to invoke any right and remedy allowed herein, by law or in equity (except for the right of specific performance), or by statute or otherwise including, without limitation, remedies at law for damages and for reimbursement of expenses to the District in connection with any such action, including reasonable attorney's fees, costs, and appellate expenses.

          16.4 TAKING OF POSSESSION; ACCELERATION OF GROUND RENT. Upon any expiration or termination of this Ground Lease or any termination by summary proceedings or otherwise, (a) the Tenant shall quit and peacefully surrender the Project Site to the District, without any payment therefor by the District, and the District, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Project Site, by summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the Project Site and may have, hold, and enjoy the Project Site and the right to receive all rental income of and from the same; and (b) the District shall be entitled to collect forthwith upon such termination as liquidated damages, an amount equal to the remaining aggregate rent; and (c) all obligations of the Tenant hereunder for additional rent, or Impositions, or any portion thereof arising or accruing with respect to any period prior to such termination and any obligations of the Tenant under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the District prior to or subsequent to such termination, shall survive the termination hereof.

          16.6 AGENT FOR SERVICE. The Tenant shall maintain a registered agent of the Tenant for service of process, which agent will be located within the State of Louisiana. The Tenant shall provide the name and address of such agent or any successor agent to the District in writing prior to the commencement of the lease term. If the Tenant shall fail to maintain such a registered agent within the State of Louisiana, service of process may be accomplished by public posting on the Project Site in the same manner and for the same period as provided in Louisiana statutes, with written notice becoming effective at the time of posting.

          17.  EVENTS OF DEFAULT OF THE DISTRICT.

          17.1  BREACH  OF SPECIAL COVENANTS.  Subject to the provisions of
Section 2.4 and 7.4, if the District shall fail to commence construction of the District Improvements when required pursuant to Section 7.3 or fail to substantially complete construction when required pursuant to Section 7.4.

          17.2 DISTRICT'S EVENT OF DEFAULT. Any failure of the District to comply with any of its obligations under this Ground Lease shall constitute a "District's Event of Default" hereunder if such failure continues for thirty (30) days after the Tenant gives the District written notice thereof and the acts required to cure the same.

          17.3 TERMINATION OF GROUND LEASE. In the event of a District's Event of Default of the District under this Ground Lease, the Tenant may cancel this Ground Lease by written notice to the District. Except to the extent the Tenant is otherwise indebted to the District, all deposits, unearned rent and other unearned payments by the Tenant under this Ground Lease shall be returned to the Tenant immediately upon such cancellation.

          17.4 RIGHT TO CURE. Upon the occurrence of a District's Event of Default, the Tenant may take whatever actions are reasonably necessary to cure such Event of Default, including the hiring of attorneys, contractors, consultants, architects, engineers, laborers, or others, purchasing the required goods or services and procuring necessary insurance. The District shall be responsible for all costs including attorneys' fees and the fees of other professionals, reasonably incurred by the Tenant pursuant to this Section and such costs shall be billed to the District in addition to any and all rent due hereunder. The District shall pay all such additional costs and charges within fifteen (15) days after billing by the Tenant.

          17.5 TENANT'S RIGHT TO DAMAGES. Except to the extent specifically waived in this Ground Lease, the Tenant shall have the right, with or without canceling this Ground Lease, to recover damages caused by a District's Event of Default.


          18.  MUTUAL OBLIGATIONS.

          18.1 LATE CHARGES; INTEREST. If any rent or other sum is not paid when due under this Ground Lease, and if such delinquency continues for a period of ten (10) days after written notice from the District to Tenant, such sum shall bear a late charge equal to twelve percent (12%) of the amount thereof, the parties recognizing and agreeing that such charge represents a reasonable approximation of the additional administrative costs and expenses which are likely to be incurred by the non-defaulting party. Additionally, and except where otherwise provided herein, any sum not paid within twenty (20) days after its due date and any judgment rendered therefor shall bear interest after said twentieth (20th) day to the date of collection at the rate of twelve percent (12%) per annum.

          18.2 OBLIGATIONS TO MITIGATE DAMAGES. Both the District and the Tenant shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Ground Lease.

          18.3 FAILURE TO ENFORCE NOT A WAIVER. No failure by either party to insist upon the strict performance of any covenant, agreement, term, or condition of this Ground Lease or to exercise any right or remedy arising upon the breach thereof, and no acceptance by the District of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Ground Lease to be performed or complied with by either party and no breach thereof shall be waived, altered, or modified except by a written instrument executed by both parties. No waiver of any breach shall affect or alter this Ground Lease, but each and every covenant, agreement, term, or condition of this Ground Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

          18.4 RIGHTS CUMULATIVE. Each right and remedy of the parties provided in this Ground Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Ground Lease or now or thereafter existing at law or in equity or by statute or otherwise (excluding, however, specific performance against the Tenant) and the exercise or beginning of the exercise by the parties of any one or more of such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the parties of any or all other such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise.


          19.  NOTICES.

          19.1 ADDRESSES. All notices, demands, and requests which may or are required to be given hereunder shall be in writing, delivered by personal service, or shall be sent by facsimile, United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the following numbers and addresses:

          To the Tenant:      Chief Financial Officer
                              PIM, LLC
                              5007 Port Road
                              New Iberia, LA  70560

                              Facsimile No. 318-365-4711


          To the District:    Executive Director
                              Lake Charles Harbor & Terminal District
                              150 Marine Street
                              Post Office Box 3753
                              Lake Charles, Louisiana 70602

                              Facsimile No. (318) 493-3523

or to such other numbers or addresses as either party may from time to time designate by written notice to the other party hereto at least fifteen (15) days in advance of an effective date stated therein.

          19.2 WHEN DEEMED DELIVERED. Notices, demands, and requests which may or shall be served in accordance with Section 19.1 hereof shall be deemed sufficiently served or given for all purposes hereunder at the earlier of (i) the time such notice, demand, or request shall be received by the addressee, or (ii) ten (10) days after posting via United States registered or certified mail, return receipt requested, postage prepaid.

          20.  QUIET ENJOYMENT; TITLE.

          20.1 QUIET ENJOYMENT. Subject to the terms and conditions of this Ground Lease, the Tenant, upon paying the ground rent and all additional rent, Impositions, and other charges herein provided for and observing and keeping all covenants, agreements, and conditions of this Ground Lease on its part to be kept and performed in all material respects, shall quietly have and enjoy the Project Site during the term of this Ground Lease, without hindrance or molestation by the District or anyone claiming or under or through the District. This agreement shall be construed as a covenant running with the land. Nothing in this Section or any other section herein shall constitute a waiver of the District's exercise of its police powers under the law applicable to third parties generally.

          20.2 DISTRICT'S TITLE. District represents and warrants as a condition of this Ground Lease that it is the sole record holder of good title to the Project Site subject to no cloud or encumbrances which would materially affect the Tenant's use and enjoyment or peaceable possession of the Project Site or would prevent the Tenant from obtaining a leasehold policy of title insurance insuring its interest in the Project without exceptions to which the Tenant reasonably objects; and that during the term hereof it shall not encumber the Project Site; that it is authorized to make this Ground Lease for the term hereof; that the provisions of this Ground Lease do not and will not conflict with or violate any of the provisions of existing agreements between District and any third party; that the certificate of occupancy, when issued, will allow the Tenant to use the Tenant Improvements and District Improvements for the purposes set forth herein, subject to applicable federal, state, and local laws, ordinances, and building codes; and that District will deliver the Project Site free of all tenants and occupants and claims thereto.

          21. NON-MERGER OF LEASEHOLD. There shall be no merger of this Ground Lease or of the leasehold interest hereby created with the record owner's reversionary interest in the Project Site or any part thereof by reason of the fact that the same Person may acquire or hold, directly or indirectly, this Ground Lease or leasehold interest hereby created or any interest in this Ground Lease or in such leasehold interest and the owner's reversionary interest in the Project Site or any interest therein.


          22.  EMINENT DOMAIN.

          22.1 COMPLETE CONDEMNATION. If, during the term hereof, the whole of the Project Site shall be taken under the power of eminent domain by any public or private authority, then this Ground Lease and the term hereof shall cease and terminate as of the date of such taking, provided that the Tenant shall share in the condemnation award as provided herein. The Tenant may, upon the written approval of the District, continue to occupy the Project Site, subject to the terms of this Ground Lease, for all or such part of the period between the date of such taking and the date when possession of the Project Site shall be taken by the taking authority, and any unearned rent or other charges, if any, paid in advance, shall be refunded to the Tenant. If required, the Tenant shall procure from the applicable governmental authority, at the Tenant's sole cost and expense, all necessary consents and authorizations to continue to occupy the Project Site from and after the date of such taking.

          22.2 PARTIAL CONDEMNATION. If, during the term hereof, any public or private authority shall, under the power of eminent domain, make a taking resulting in the reduction of the Project Site or Tenant Improvements by fifteen percent (15%) or more in the Tenant's not being able to use the remainder thereof for the purposes contemplated hereby, then the Tenant may, at its election, terminate this Ground Lease by giving the District notice of the exercise of its election within thirty (30) days of the date of notice to the Tenant of such taking. In the event of termination by the Tenant under this Section 22.2, the term hereof shall cease and terminate as of the last day of the calendar month in which such notice of exercise of its election to terminate has been given, and any unearned rent or other charges, if any, paid in advance, shall be refunded to the Tenant, and the Tenant shall share in the condemnation award as provided herein.

          22.3 RENT ADJUSTMENT. In the event that the Tenant does not elect to terminate this Ground Lease pursuant to Section 22.2 above, then this Ground Lease and the term hereof shall continue in full force and effect, and the base annual rent shall be adjusted pro-rata in accordance with the amount of property actually taken by the condemning authority.

          22.4 ALLOCATION OF AWARD. In the event of a complete taking (or partial taking resulting in termination of this Ground Lease) of the Project Site and/or the Tenant Improvements, the District shall be entitled to recover that portion of the condemnation award (or settlement) fairly attributable to the value of the land taken. The Tenant shall be entitled to recover that portion of the award fairly attributable to the value of the Tenant Improvements taken. In the event no Tenant Improvements are taken, the Tenant shall not be entitled to any portion of the award, and in the event no land is taken, the District shall not be entitled to any portion of the award, unless the Tenant elects to terminate this Ground Lease pursuant to Section 22.2, in which event the award or settlement shall be allocated as provided above. In the event of a partial taking of the Tenant Improvements not resulting in a termination, the entire award or settlement shall be paid to the Tenant. Nothing contained herein shall prohibit the Tenant's claiming relocation damages and/or business losses against the taking authority in any appropriate proceeding.

          23. TEMPORARY TAKING OR OTHER DEPRIVATION. If, during the term hereof, (i) less than all of the record owner's title to all or any portion of the Project Site is taken for temporary use or occupancy, or (ii) any public or private authority takes any action not resulting in a taking of all or any portion of the Project Site but resulting in a right to compensation therefor, such as charging of the grade of any street upon which the Project Site abut, then, except as otherwise provided in Section 22, the Tenant shall be entitled to make claim for, recover, and retain all awards, whether pursuant to judgment, agreement, or otherwise, recoverable in connection therewith.


          24. FORCE MAJEURE. Either party hereto shall be excused from performing any of its respective obligations or undertaking provided in this Ground Lease, excepting any of its respective obligations or undertakings to pay any sums of money under the applicable provisions hereof, for so long as the performance of such obligations are prevented or significantly delayed, retarded or hindered by act of God, fire, flood, hurricane, acts of war (declared or undeclared), invasion, or insurrection, if such party hereto gives written notice of such delay to the other party within twenty (20) calendar days of the occurrence of such event.


          25.  MISCELLANEOUS.

          25.1 TIME IS OF THE ESSENCE. Time is of the essence of each and all of the terms and provisions of this Ground Lease.

          25.2 ACCESS TO PREMISES. The District agrees to provide the Tenant, its agents, employees, and invitees with reasonable access to the Project Site 24 hours a day, 365 (or 366, as the case may be) days a year during the term of this Ground Lease; provided, however, that the Tenant agrees to comply with any and all reasonable rules and regulations of the District regarding access to secured areas of the port and regarding the proper identification of all visitors to the Project Site.

          25.3 SUCCESSORS. The covenants, agreements, terms, provisions, and conditions contained in this Ground Lease shall apply to and inure to the benefit of and be binding upon the District and the Tenant and their respective successors and assigns, except as expressly otherwise herein provided, and shall be deemed covenants running with the respective interests of the parties hereto.

          25.4 SURVIVING COVENANTS. Each provision of this Ground Lease which may require performance in any respect by or on behalf of either the Tenant or the District after the expiration of the term hereof or its earlier termination shall survive such expiration or earlier termination.


          25.5 PROVISIONS DEEMED CONDITIONS AND COVENANTS. All of the provisions of this Ground Lease shall be deemed and construed to be "conditions" and "covenants" as though the words specifically expressing or importing covenants and conditions were used to each separate provision hereof.


          25.6 HEADINGS. The headings and section captions in this Ground Lease and the Table of Contents are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Ground Lease or in any way affect this Ground Lease as to matters of interpretation or otherwise.


          25.7 NO ORAL CHANGE OR TERMINATION. This Ground Lease and the exhibits appended hereto and incorporated herein by reference contain the entire agreement between the parties hereto with respect to the subject matter hereof, and this Ground Lease restates and modifies that Ground Lease Agreement dated September 16, 1997 between the Lake Charles Harbor & Terminal District and Professional Industrial Maintenance, LLC, which was assigned to PIM, LLC on February 5, 1998, and no other change, modification, or discharge hereof in whole or in part shall be effective unless such change, modification, or discharge is in writing and signed by the party against whom enforcement of the change, modification, or discharge is sought. This Ground Lease is the full and complete agreement applicable between the parties, shall be the controlling agreement between the parties and cannot be changed or terminated orally.


          25.8 GOVERNING LAW; SEVERABILITY. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Louisiana. To the extent permitted by law, the parties hereto shall be deemed to have waived to the maximum extent possible all legal provisions to the end that this Ground Lease shall be enforceable in accordance with its terms. If any term or provision of this Ground Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining provisions of this Ground Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Ground Lease shall be valid and enforceable to the fullest extent permitted by law.


          25.9 COUNTERPARTS. This Ground Lease may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and all of which together shall constitute but a single document.
          25.10 LITIGATION. In case of any litigation between the parties hereto regarding the subject matter hereof, the losing party shall pay all reasonable costs and expenses (including reasonable attorneys' fees) of the prevailing party.

          25.11 GENDER OF WORDS. Words of any gender in this Ground Lease shall be held to include masculine or feminine and words denoting a singular number shall be held to include the plural, and plural shall include the singular, whenever the sense requires.

          25.12 SOVEREIGN IMMUNITY; STATUTORY AUTHORITY. The District represents and warrants that it has the statutory authority to enter into this Ground Lease, that, when executed, this Ground Lease shall be binding and enforceable in accordance with its terms, and that it is not immune from suit or judgment resulting from any claim or action brought against it by the Tenant pursuant to the express terms of this Ground Lease.

          25.13 NO BROKERS. Neither party to this Ground Lease shall be liable for any real estate brokers' or leasing agents' commissions in the absence of a written agreement which expressly provides therefor and which is to be charged.

          25.14 LEGAL RELATIONSHIPS. This Ground Lease shall not be interpreted or construed as establishing a partnership or joint venture between the District and the Tenant and neither party shall have the right to make any representations or be liable for the debts or obligations of the other. Neither party is executing this Ground Lease as an agent for an undisclosed principal. No third party is intended to be benefited by this contract.

          25.15  MEMORANDUM  OF  LEASE.   At  either  party's  request, the
parties hereto agree to execute and cause to be properly recorded a memorandum of this Ground Lease, sufficient in form and content to give third-parties constructive notice of the Tenant's interest hereunder.

          25.16 OPTION TO LEASE ADDITIONAL PROPERTY. In consideration of and conditioned upon Tenant being in full compliance with all terms and conditions of this Ground Lease and subject to the conditions set forth herein, Tenant shall have the option to lease that area designated as "Option A Area" on Exhibit "1" for the same terms and conditions as set forth in this Ground Lease with the lease terms terminating at the same time as this Ground Lease. This option shall extend for a period of five
(5) years from the Ground Lease Commencement date, (the "Option Period"). The right to exercise this option is conditioned upon Tenant expending the sum of $3,000,000 or securing the expenditure of state funds without the expenditure or commitment of any District funds to remove excess fill material from "Option A Area" and level "Option A Area" to a grade of eight (8') feet.

          The option to lease the "Option A Area" must be exercised by written notice from the Tenant to the District during the time periods provided in this section for such option to lease. Failure to timely give such notice shall automatically terminate the right of Tenant to exercise its option to lease "Option A Area".

          Notwithstanding the above, if during the above Option Period the District receives a bona fide offer from a third party to lease "Option A Area", then in that event, the District may give Tenant written notice of such offer and Tenant shall have forty-five (45) days from such written notice to elect to exercise the option provided for herein or elect to lease "Option A Area" on the same terms and conditions as offered by such third party.

          IN WITNESS WHEREOF, the undersigned parties have executed this Ground Lease as of the date first above written.

                                DISTRICT:

ATTEST:                         LAKE CHARLES HARBOR & TERMINAL
                                DISTRICT, a political subdivision
                                of the State of Louisiana

By: /S/ MICHAEL K. DEES     By:  /S/ GLENWOOD W. WISEMAN
   ----------------------      ----------------------------
Name: MICHAEL K. DEES       Name:  Glenwood W. Wiseman
Title: GENERAL COUNSEL      Title: Executive Director

(SEAL)


                                TENANT:

ATTEST:                         PIM, LLC


By: /S/ SHARON L. EDWARDS        By: /S/ PETER J. ROMAN
   -----------------------           ------------------------
Name: SHARON L. EDWARDS          Name:  PETER J. ROMAN
Title: NOTARY                    Title: CHIEF FINANCIAL OFFICER

(SEAL)

                             LIST OF EXHIBITS

Exhibit 1           PROJECT SITE AND PLAT;
                    ROAD AREA TO BE USED BY TENANT

Exhibit 2           DESCRIPTION OF TENANT IMPROVEMENTS

Exhibit 3           DESCRIPTION OF DISTRICT IMPROVEMENTS

Exhibit 4           GROUND LEASE RENTAL

                                 EXHIBIT 2

                    DESCRIPTION OF TENANT IMPROVEMENTS



Fabrication Shop -                           $ 2,000,000
          157'x300'x80' tall, galvanized
          aluminum exterior, with two
          78' fabrication bays

Tool room and rest room -                    $   300,000
          lean to design, 20'x200'x22'
          tall, galvanized aluminum
          exterior, designed with second
          floor throughout

Pipe shop -                                  $   450,000
          50'x200'x30' tall, galvanized
          aluminum exterior

Administrative office building -             $   375,000
          60'x100'x24' tall with tele-
          communications capability

Electrical, gas and air                      $ 1,500,000
          underground piping

Track cranes, overhead cranes, cherry        $ 3,500,000
pickers, and other heavy equipment
                                             -----------
                                             $ 8,125,000



-----------------

**  Ground Stabilization/Drainage/Site Roadways (amount to be determined)

** Actual construction dollar amount to be based on actual level of improvement as determined by Tenant

                                 EXHIBIT 3

                   DESCRIPTION OF DISTRICT IMPROVEMENTS



     The District shall at its expense and contingent upon the receipt of $6 million in State Capital Outlay funds and $2 million from the Parish of Calcasieu construct the following improvements:

1. Removal of excess fill material from the project site and level to approximate grades shown on the plat attached hereto as Exhibit "3-A".

2. New bulkhead, tie-back system, dredging, heavy lift pods/crane pads along existing bulkhead at west side of turning basin as shown on Exhibit "3-A".

                                 EXHIBIT 4

                            GROUND LEASE RENTAL


          Rental for the first year of the Initial Term shall be *$635.00 per acre, per month. Thereafter, the rental shall be increased each year of the Initial Term and any option period as of the date the rental is owed by an amount determined using the formula set forth below. The amount of the increase will be determined by multiplying the rental of $635.00 per acre, per month, by the percent of change in the Consumer Price Index (CPI-
W), all items. The percent change will be computed by comparing the index figure published for the month of July, 1998 with the month prior to the Ground Lease Commencement Date for each particular year that the Ground Lease continues. For example, if the Ground Lease Commencement Date is September 1, 1998, the adjustment for the monthly rental due September 1, 1999, shall be calculated using the index published for July, 1999 and comparing it to July, 1998 for the percent of change. The index to be used will be the U.S. Department of Labor Revised Consumer Price Index for Wage Earners and Clerical Workers U.S. City Average, all items figure, (Base to December 1982=100) published by the Bureau of Labor Statistics or any successor index published by the Department of Labor. Rental shall never be less than $635.00 per acre, per month, and shall only increase in accordance with the above formula.



* For a period of ten (10) years from completion of the District Improvements or until termination of this Ground Lease, whichever occurs first, the District will use 13.4% of the Ground Lease Rental to partially repay the Parish of Calcasieu for its contribution toward the required District Improvements. A separate agreement between the District and the Parish of Calcasieu will be executed.